DATED 14th November 2013

NCR CORPORATION

and

DONALD MACQUEEN and Others

AGREEMENT

DEED OF AGREEMENT
THIS AGREEMENT is dated 14th November 2013
BETWEEN:

(1)	NCR CORPORATION registered in the United States of America, in the State of Maryland, with number DO158790 (“NCR”); and

(2)	DONALD MACQUEEN, STEPHEN SWINBANK, TERESA MACLAGAN, RON GAMMIE, DENNIS PEARCE and BRANDON EVANS (as trustees of the NCR Pension Plan) (the “Trustees”);
together the “Parties”.
WHEREAS:

1	The NCR Pension Plan (the “Plan”) is a registered pension scheme governed by the Definitive Trust Deed and Rules Dated 27th January 1998 (as amended from time to time) (the “Trust Deed and Rules”).

2	The Trustees are the present trustees of the Plan.

3
NCR Limited (company number 45916) is the principal employer of the Plan. NCR is the ultimate parent company of NCR Limited, and is the guarantor in relation to the Plan in accordance with a Guarantee dated 28th March 2008 (the “Guarantee”).

4	The Trustees will purchase, as a Plan asset, an insurance policy with Pensions Insurance Corporation (the “Policy” and the “PIC” respectively).

5
In exchange for the Trustees purchasing the Policy and agreeing to facilitate the winding-up of the Plan as quickly and efficiently as possible, NCR has agreed to make a cash contribution into the Plan on the terms set out in this Agreement.

IT IS HEREBY AGREED as follows:
1    Definitions
In this Agreement:

1.1	“Accrued Benefits” means all the benefits accrued to or in respect of Plan Members under the Trust Deed and Rules. Accrued Benefits shall be determined following data verification under the Policy.

1.2
“Additional Discretionary Benefits” means such benefits as the Trustees may determine to secure with PIC for or in respect of Plan Members in addition to any Accrued Benefits which may be payable to or in respect of Plan Members.

1.3    Business Day: a day (other than a Saturday, Sunday or public holiday) when banks in London are open for business.
1.4    “Expense Reserve” means funds held by the Trustee to meet any Plan expenses, which may remain in the
Plan and may be the subject of a further transfer to PIC in accordance with clause 7.1.
1.5    “Lump Sum Contribution” means the lump sum contribution to be paid by NCR under clause 8.
1.6    “Policy” means a buy-in policy with PIC, to be purchased on or about 15 November 2015.
1.7    “Revised Schedule of Contributions” means the revised schedule of contributions to be put in place under clause 8.1.

1.8    “Section 75 Calculation” means the calculation by the Plan Actuary of the assets and liabilities of the Plan in accordance with Section 75 of the Pensions Act 1995 (as amended from time to time).
1.9    “Section 75 Certificate” means the certificate issued by the Plan Actuary following the Section 75 Calculation.
1.10    “Surplus Funds” means any funds held by PIC following completion of data verification, available to provide
Additional Discretionary Benefits for or in respect of Members. For the avoidance of doubt, Surplus Funds shall not include any amounts to be paid to PIC to meet any additional payments to PIC required under the
Policy, whether required as a result of legislative change, contractual provision, data cleanse, or otherwise.
2    Wind up
2.1    The Parties agree that:
2.1.1    NCR shall give notice, in accordance with Rule 8.3.1 of the Definitive Deed and Rules, that the effective date for the commencement of winding up the Plan under Rule 8.3.1(a) shall be no later than 30 June
2015.
2.1.2    The timing for the giving of the relevant notice under Rule 8.3.1 shall be determined by NCR in consultation with the Trustees. Notice under Rule 8.3.1 shall not be given until after the Trustees have purchased the Policy.
2,2    NCR and the Trustees shall work together to target completion of the buy-out by no later than January 2016.
2.3    For the avoidance of doubt, NCR and the Trustees agree that any reference in this Agreement to any clause or rule in the Trust Deed and Rules shall be deemed to include the relevant clause or rule contained in any replacement governing documentation of the Plan from time to time.
3    Section 75 of the Pensions Act 1995
3.1    The Trustees undertake to procure that within 5 Business Days following the effective date of the commencement of the winding up of the Plan in accordance with Rule 8.3.1 of the Trust Deed and Rules the
Plan Actuary will: carry out a Section 75 Calculation by reference to the assets and liabilities secured under the Policy (being the Accrued Benefits and the Surplus Funds, but not taking account of Additional Discretionary
Benefits) and will issue a Section 75 Certificate. The Trustees currently believe this will result in the Plan actuary issuing a Section 75 Certificate showing any debt due from NCR Limited to the Plan as nil.
3.2    Following receipt of the Section 75 Certificate, the Trustees will immediately confirm in writing to NCR Limited
(with a copy to NCR) the debt due from NCR Limited to the Plan and if this is nil, will confirm that NCR Limited is discharged from its obligations under the Plan.
3.3    On receipt of a Section 75 Certificate in accordance with Clause 3.2 showing a nil amount due from NCR
Limited, the Trustees release and discharge NCR from all past, present and future liability to the Trustees under the Guarantee and also from all actions, claims and demands under or in connection with the Guarantee.
3.4    Before any allocation of the Surplus Funds to provide Additional Discretionary Benefits in accordance with
Clause 5 below, Clauses 3.1 and 3.2 shall have been fully complied with.
4    Securing accrued benefits
Subject to clause 5.1 below, once data verification under the Policy is completed, the Trustees will ensure that all Accrued Benefits are to be secured with PIC (whether at the same time as any Additional Discretionary Benefits in accordance with Clause 5.2 or otherwise). Benefits are to be secured via the Trustees instructing PIC to issue individual annuity policies to or in respect of Plan members.

5    Discretionary benefits on wind up
5.1    The steps set out in this Clause 5.1 are to be completed before any allocation of Surplus Funds in accordance with the remainder of this Clause 5.

Before any allocation or distribution of Surplus Funds to provide Additional Discretionary Benefits to or in respect of Plan members, the Trustees agree that they will:
5.1.1    provide to NCR confirmation in accordance with Clause 3.2 above;
5.1.2    secure (or ensure that sufficient funds are available to secure all) Accrued Benefits to or in respect of
Plan members in accordance with Clause 4;
5.1.3    meet any additional payments to PIC required under the Policy, whether required as a result of legislative change, contractual provision, data cleanse, or otherwise; and including, but not limited to the following payment obligations under the Policy: the payment of the “Deferred Premium” under clauses 4.1.3/4.3; adjustments under Clause 4.2; adjustments under Clause 5.7; payments from the
Trustees under Clause 12.1; and
5.1.4    meet the expenses of the Plan, including any expenses anticipated in relation to the winding up of the
Plan.
5.2    Subject to Clause 5.1, the Trustees:
5.2.1    will ensure that the Policy includes a pricing mechanism whereby the Trustees may secure Additional
Discretionary Benefits with PIC following data verification, once the amount of any Surplus Funds is known;
5.2.2    may use the Surplus Funds to provide Additional Discretionary Benefits for or in respect of Plan members, once all Accrued Benefits have been secured in full. The amount of any Additional
Discretionary Benefits shall be determined by the Trustees after taking actuarial advice, and shall be calculated once all adjustments to Accrued Benefits under the Policy are known (whether as a result of legislative change, data cleanse, or otherwise).
6    Trustees warranty
The Trustees warrant to NCR that they have complied with their obligations under Clause 12 of the Policy and that they know of no reason why PIC may have grounds to terminate the Policy under Clause 11.1.
7    Wind up expenses/ risks covered
7.1    The Trustees shall meet all Plan expenses and the cost of any indemnity insurance from the assets of the
Plan (including the PPF levy and expenses relating to wind up). The Trustees may reserve £8 million (eight million pounds sterling) or such higher amount as they consider appropriate to meet Plan expenses (the
“Expense Reserve”). If, prior to buy-out, any funds remain in the Expense Reserve which exceed any amounts required to meet Plan expenses, the Trustees may use any such residual funds in the Expense Reserve to pay a further transfer to PIC. PIC shall hold such funds as part of the Surplus Funds until such time as any
Additional Discretionary Benefits may be distributed under Clause 5.2.
7.2    NCR does not require the Trustees to pay the additional £4.8 million premium required by PIC in order for PIC to assume liability for certain data risk.
7.3    During wind up, the Trustees will purchase from the assets of the Plan :
7.3.1    run-off cover; and

7.3.2    additional insurance to address the risk of (a) steps being taken to re-address GMP equalisation post buy-out, and (b) missing beneficiaries coming to light, post buy-out.
8    Contributions to the Plan
8.1    By no later than 15 November 2013, the Trustees (with the agreement of NCR Limited to the extent required by legislation) shall put in place a signed revised Schedule of Contributions, to show nil employer contributions.
The form of the Revised Schedule of Contributions to be substantially in the form attached in the Appendix.
8.2    Conditional upon:
8.2.1    receipt of a copy of the Revised Schedule of Contributions being provided to NCR on or before 15
November 2013;
8.2.2    the Trustees having taken out the Policy: and
8.2.3    PIC having confirmed that: the Risk Transfer Date” (as defined under the Policy) having passed; and
it has received the “Transfer Instructions” (as defined under the Policy) and it is on risk under the Policy;
NCR will, within 5 Business Days of these conditions having been satisfied make a lump sum contribution of £15 million (fifteen million pounds sterling) to the bank account of the Trustees. Subject to clause 7.3, such contribution will be paid by the Trustees to PIC and placed with the Surplus Funds.
8.3    The Parties agree that if the Policy is not secured by the Trustees by 00.01 GMT on 23 November, the Revised
Schedule of Contributions shall fall away and the current Schedule of Contributions shall be reinstated.
However, the Parties shall then discuss in good faith a new schedule of contributions.
8.4    The Trustees may apply the Lump Sum Contribution to provide Additional Discretionary Benefits in accordance with clause 5 above. For the avoidance of doubt, the Lump Sum Contribution includes an allowance in respect of Plan wind-up expenses which are to be met from the Plan.
9    Press release/ media interest
9.1    The Trustees and NCR will agree in writing any press release the Trustees or NCR may be asked to approve in relation to the buy-in (whether by PIC, Tower Watson or otherwise). NCR will require a minimum of at least
3 Business Days to review and agree any such wording.
9.2    Subject to clause 9.6, NCR and the Trustees will agree the content, distribution and timing for any Trustee or
NCR media/press releases in relation to both the buy-in and the buy-out.
9.3    NCR and the Trustees will agree the terms of a joint press release in the UK in relation to the buy-in.
9.4    The Trustees and NCR agree to provide each other with copies of any of their advisers' press releases for
NCR or the Trustees approval (as the case may be) prior to issue, and the Trustees and NCR shall inform their advisers of this.
9.5    Press releases for the purposes of this Clause 9 do not include any communications that NCR or the Trustees are required to make to comply with applicable legislation or regulatory requirements.
9.6    The Trustees and NCR agree that they will not withhold consent under this Clause 9 if that consent relates to the release of any information in a press release issued by NCR or the Trustees if that information was previously contained in a communication issued by NCR or the Trustees in accordance with any applicable legislative or regulatory requirements. NCR

and the Trustees confirm that the Trustees’ and or NCR’s consent will still be required in respect to any other information contained in such a release.
10    Working together
10.1    The Trustees will provide NCR with such information in relation to the buy-in and subsequent buy-out Policy as NCR may require to address accounting, disclosure, tax or other regulatory issues in advance of 15
November and subsequent to 15 November 2013.
10.2    The Trustees will use their reasonable endeavours to procure that the report by Oliver Wyman to the Trustees in relation to the financial covenant of PIC is also addressed to NCR Corporation and that Oliver Wyman have the same obligations towards NCR under that report as they do to the Trustees. Such report, subject to Oliver
Wyman’s agreement, shall be provided to John Boudreau of NCR at least 2 Business Days before the Trustees sign the Policy.
10.3    The Trustees and NCR will work together in a collaborative and open manner to achieve the buy-out and wind up as quickly and efficiently as possible, and will agree a project plan and action list to achieve this to an agreed timescale.
10.4    With a view to understanding the costs of expediting the buy-out process, NCR will investigate with PIC (with
Trustee approval and with Towers Watson involved in each call/meeting) the cost of expediting the buy-out process with PIC.
11    Governing Law and Jurisdiction
11.1    This Agreement shall be governed by and construed in accordance with English law
11.2    The courts of England shall have exclusive jurisdiction to settle any dispute arising out of or in connection with this Agreement.
12    COUNTERPARTS
This Agreement may be executed in any number of counterparts, each of which when executed and delivered shall constitute a duplicate original, but all the counterparts shall together constitute the one deed.

/s/ John Boudreau
John Boudreau, Treasurer
For and on behalf of NCR Corporation

/s/ Stephen Swinbank
Stephen Swinbank
For and on behalf of the Trustees of the NCR Pension Plan

/s/ Dennis Pearce
Dennis Pearce
For and on behalf of the Trustees of the NCR Pension Plan

Appendix
Draft form of Revised Schedule of Contributions under Clause 8.1

NCR Pension Plan
Schedule of Contributions
Name of Principal Employer: NCR Limited
Period covered by schedule: Five years from the date this schedule was certified by the Scheme Actuary.
This schedule of contributions has been prepared by the Trustees after obtaining the advice of Ashu Bhargava, the Scheme Actuary to the NCR Pension Plan (the “Plan”).
Deficit contributions:
£9.76 million per annum, payable in equal monthly instalments of £813,333, commencing from the date this schedule was certified and payable over the period to 15 November 2013.
Following this date (15 November 2013), no further deficit contributions will be payable to the Plan by the Principal Employer.
Additional contributions:
In addition, the Principal Employer may make any special contributions to the Plan as may be agreed in specific circumstances under the Trust Deed and Rules.
The Principal Employer shall pay any such other amounts as are agreed from time to time between the Trustees and the Principal Employer.
Expenses:
A reserve has been held in the Plan in respect of ongoing administrative expenses, including the Pension Protection Fund (PPF) levy. It is therefore anticipated that ongoing expenses will be met from the Plan.
Due dates of payment:
All contributions must be paid monthly by the 19th day of the month following that to which the payment relates. The exact day of payment is a matter of agreement between the Trustees and the Principal Employer.

Agreed on behalf of the Trustees of the NCR Pension Plan	Agreed on behalf of NCR Limited
Name TERESA MACLAGAN ..................	Name HELEN WILDE ............................
Signed /s/ Teresa Maclagan...................	Signed /s/ Helen Wilde...........................
Date 13 - 11 - 13 ....................................	Date 13 - 11 - 13 ....................................

Actuary’s certification of the schedule of contributions
Name of plan: NCR Pension Plan
Adequacy of rates of contributions

1
I hereby certify that, in my opinion, the rates of the contributions shown in this schedule of contributions are such that the statutory funding objective can be expected to continue to be met throughout the period specified.

2
I also certify that the rates of contributions shown in this schedule are not lower than I would have provided for had I had responsibility for preparing or revising the schedule, the Statement of Funding Principles and any recovery plan.

Adherence to statement of funding principles
I hereby certify that, in my opinion, this schedule of contributions is consistent with the Statement of Funding Principles dated 2 July 2013, with the exception that no discretionary increases have been allowed for.

Signature /s/ ASHU BHARGAVA .........................	Date 15th November 2013 ........................
Ashu Bhargava
Fellow of the Institute and Faculty of
Actuaries
Towers Watson Limited